UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2007

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Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

__________________

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

                      Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers

At its meeting on September 17, 2007, the Board of Directors of the Company, acting pursuant to a recommendation of its personnel committee, approved the grant of Performance Shares to all full-time employees who had completed one year of service. In connection therewith, the following grants of Performance Shares were made to the Company’s Chief Executive Officer, Chief Financial Officer and Named Executive Officers:

Name and Principal Position	Number of Shares

Christopher E. French President	4,800

Earle A. MacKenzie Executive Vice President and Chief Financial Officer	3,402

David K MacDonald Vice President, Operations	1,746

David E. Ferguson Vice President, Customer Services	1,707

William L. Pirtle Vice President, Sales	1,815

All grants of Performance Shares were made pursuant to the Company’s 2005 Stock Incentive Plan.

The vesting of the Performance Shares is subject to market and time-based conditions, both of which must be met for vesting to occur. The time-based condition requires that a recipient must remain in the continuous employment of the Company or one of its Affiliates until the date upon which the Performance Shares vest. For executives, this will be a minimum of five years and may be as long as eight years. In addition, even if the time-based condition is satisfied, the Performance Shares will not vest unless the market price for the Company’s Common Stock equals or exceeds certain benchmarks on certain key dates referred to as a Vesting Determination Date. If the time-based vesting condition is met, all of the Shares will fully vest and become non-forfeitable on the first Vesting Determination Date that the “30 Day Official Closing Price” of the Company’s Stock is greater than or equal to the Vesting Target Price as set forth in the following table.

Vesting Determination Date	Vesting Target Price
September 17, 2012	$28.70 per share
September 17, 2013	$30.34 per share
September 17, 2014	$31.98 per share
September 17, 2015	$33.62 per share

A determination of whether or not the 30 Day Official Closing Price exceeds a particular Vesting Target Price will only be made as of each of the respective Vesting Determination Dates set forth in the above table and not as of any other date. If the Shares do not vest on or before the last Vesting Determination Date set forth in the above table then the Shares will be forfeited.

The 30 Day Official Closing Price shall be the average closing price on the Stock Exchange (as defined in the Plan) for the shares of Shenandoah Telecommunications Company for the 30 day period ending on the day prior to the Vesting Determination Date.

There are no voting or dividend rights with respect to the Performance Shares until such time as they have vested and are delivered to the recipient.

Item 9.01 (d) Exhibits

10.33	Form of Performance Share Award to Executives

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Registrant)

September 20, 2007	/S/ Earle A. Mackenzie Earle A. MacKenzie Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

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